AGREEMENT

THIS AGREEMENT, dated April, 6th 2009, is made by and among INVERSE TECHNOLOGY CORPORATION, a Delaware corporation, having a place of business at 5540 South Street, Suite 208, Lincoln, Nebraska 68506, United States of America, (hereinafter referred to as  "INVERSE"); KINETECS, INC., a Nebraska corporation, having a place of business at 5540 South Street, Suite 208, Lincoln, Nebraska, 68506, United States of America (hereinafter referred to as “KINETECS”)(INVERSE and KINETECS collectively referred to herein as “LICENSORS”); and FORCE TEK ENTERPRISES, LLC, a limited liability company existing under the laws of the Commonwealth of Pennsylvania having a place of business at 1005 Breezewood Drive, Cecil, Pennsylvania 15317, United States of America  (hereinafter referred to as "LICENSEE").

ARTICLE I
PREMISES

WHEREAS, LICENSORS and/or LICENSORS’ officers, directors and shareholders own or otherwise control certain United States and foreign patents and patent applications for, and in respect of, FORCE TECHNIQUE, as defined in Article II, Section 1(2); and

WHEREAS, LICENSORS own or otherwise control certain proprietary ideas, KNOW-HOW (as defined in Article II, Section 1(5) below), formulations and trade secrets relating to said FORCE TECHNIQUE; and

WHEREAS, LICENSEE desires to have the exclusive rights to design, develop, make or have made, use, market, sell or offer for sale, modify, lease, import and license others to design, develop, make or have made, use, market, sell or offer for sale, modify, lease and import video gaming, sports training, occupational therapy, military training, personal conditioning and space exploration equipment, together with any derivatives thereof, incorporating FORCE TECHNIQUE and to further develop and to commercialize the FORCE TECHNIQUE through the exclusive control and use of LICENSORS’ United States and foreign patents and patent applications for, and in respect of FORCE TECHNIQUE; rights of priority to certain unexamined inventions filed in patent applications for, and in respect of, such FORCE TECHNIQUE and right to file patent applications thereon; and proprietary ideas, technological know-how, formulations and trade secrets relating to said FORCE TECHNIQUE except for INVERSE’S FIELD OF USE;  and

WHEREAS, LICENSORS wish to provide LICENSEE with an exclusive license to design, develop, make or have made, use, market, sell or offer for sale, modify, lease, import and license others to design, develop, make or have made, use, market, sell or offer for sale, modify, lease and import video gaming, sports training, occupational therapy, military training, personal conditioning and space exploration equipment, together with any derivatives thereof, incorporating FORCE TECHNIQUE and to further develop and to commercialize FORCE TECHNIQUE through the exclusive control and use of LICENSORS’ United States and foreign patents and patent applications for, and in respect of FORCE TECHNIQUE; rights of priority to certain unexamined inventions filed in patent applications for, and in respect of, such FORCE TECHNIQUE and right to file patent applications thereon; and proprietary ideas, technological know-how, formulations and trade secrets relating to said FORCE TECHNIQUE, on the condition that INVERSE retain certain exclusive rights to manufacture and market existing equipment and procedures using FORCE TECHNIQUE in their current state of development.  Modifications of existing equipment and procedures and their uses within INVERSE’S FIELD OF USE shall not be considered deviations from their current state of development provided they do not introduce electronic sensing or electronic control of motion or resistance to motion or introduce control of multiple joints or introduce movement in three dimensions or introduce control of joints other than the knee joint, in which events INVERSE would have no claim with respect to any such modifications or the PROPRIETARY RIGHTS related thereto.

NOW, THEREFORE, in consideration of the following mutual promises and obligations, the parties agree as follows:

ARTICLE II
DEFINITIONS

Section 1.  Definitions

As used in this license:

(1)           "FAIR MARKET VALUE" means the price LICENSEE would realize from the sale of a product substantially identical to a LICENSED PRODUCT to an unaffiliated buyer in an arm's-length sale in the same country, in the same quantity and at the same time as the transaction subject to royalty; provided, however, that such FAIR MARKET VALUE shall not be lower than the direct costs and indirect expenses properly allocable to the sale, manufacture and distribution of such LICENSED PRODUCT.

(2)           “FORCE TECHNIQUE” shall mean a method and apparatus for controlling the force needed for motion at predetermined locations for limbs.

(3)           “FOREIGN PATENTS” shall mean Canadian patent 2,166,977 granted October 10, 2006; United Kingdom patent 0707467 issued June 1, 2005; German patent 69434390.0-08 issued June 1, 2005; Japanese patent 3,713,046 issued August 26, 2005; French patent 0707467, issued June 1, 2005; Australian patent 688,348 issued July 2, 1998, Australian patent 724,663, issued September 28, 2000; and Italian patent 0707467, issued August 23, 2005; together with any patents issued from European patent 07007467, issued June 1, 2005, and World patents WO1995/001769 and WO1997/000661 and any other non-United States patents in respect of FORCE TECHNIQUE belonging to LICENSORS not otherwise listed herein.

(4)           “INVERSE’S FIELD OF USE” shall mean physical therapy, chiropractic and occupational therapy applications, which applications shall be defined by the treatment of disabilities and diseases through FORCE TECHNIQUE using the Protonics® Neuromuscular Device and Protonics™ Therapy Program, as more fully described in Schedule 1 hereto, in existence as of the date of this Agreement.  Modification in the Protonics® Neuromuscular Device and Protonics™ Therapy Program shall not be considered as taking the Protonics® Neuromuscular Device and Protonics™ Therapy Program out of INVERSE’S FIELD OF USE provided such modifications do not introduce electronic sensing or electronic control of motion or resistance to motion or introduce control of multiple joints or introduce movement in three dimensions or introduce control of joints other than the knee joint.

(5)           “KNOW-HOW” means information, inventions, ideas concepts, discoveries, procedures, techniques, processes, technology, technical documentation, designs, models, simulations, technological know-how, confidential, business-and-technical information, formulations, and trade secrets related to, or in respect of, FORCE TECHNIQUE other than U.S. PATENTS and FOREIGN PATENTS.

(6)           “LICENSABLE INVENTIONS” means any invention, whether developed by LICENSEE or any purchaser, licensee or sublicensee thereof, covered by one or more claims of PATENT RIGHTS or employing or derived from KNOW-HOW.

(7)           "LICENSED PRODUCTS" means any product, whether developed by LICENSEE or any purchaser, licensee or sublicensee thereof, incorporating or having been made with the use of one or more LICENSABLE INVENTIONS.

(8)           “LICENSEE’S FIELD OF USE" shall mean any and all fields of use other than INVERSE’S FIELD OF USE, including without limitation any and all physical therapy and healthcare applications based on KNOW-HOW developed on or after the date of this Agreement by either INVERSE or LICENSEE, FORCE TECHNIQUE and methods and applications in LICENSEE’S FIELD OF USE.

(9)           “NET PROCEEDS” shall mean the amount received by LICENSEE from the sale of LICENSED PRODUCTS sold by LICENSEE, less (1) payments made to customers for returns; (2) amounts paid by LICENSEE for components and materials used in manufacturing LICENSED PRODUCTS sold by LICENSEE; (3) shipping insurance and charges, if any; (4) duties, tariffs, and other customs charges; (5) sales, use, value added, and similar taxes, if any.

(10)         “PATENT RIGHTS” shall mean any and all rights relating to and stemming from the U.S. PATENTS, the FOREIGN PATENTS and any patent applications relating to FORCE TECHNIQUE already filed or to be filed by LICENSORS.

(11)         "PROPRIETARY RIGHTS" means any and all rights relating to and stemming from the PATENT RIGHTS and KNOW-HOW.

(12)           The terms "sales", "sell", "sold" relating to sales by LICENSEE or any variation thereof, means any sale, transfer, lease or other conveyance of any LICENSED PRODUCT by LICENSEE for any purpose other than demonstration or test.  A LICENSED PRODUCT shall be considered sold upon receipt of payment therefore by LICENSEE from a bona fide purchaser.

(13)           “U.S. PATENTS” shall mean U.S. Patents 5,788,618 issued August 4, 1998; 5,976,063 issued November 2, 1999, 5,980,435 issued November 9, 1999; 5,954,621 issued September 21, 1999; U.S. patent applications 12/006,210 filed December 31, 2007; and 12/006,383 filed January 2, 2008, together with any other United States patents in respect of FORCE TECHNIQUE belonging to LICENSORS not otherwise listed herein.

(14)           “WINDFALL AGREEMENT" means an agreement that transfers rights to one or more LICENSABLE INVENTIONS to one or more entities other than INVERSE or LICENSEE.

(15)           “DEVELOPMENT COSTS” shall mean the costs incurred by LICENSEE in connection with the development of KNOW-HOW, LICENSABLE INVENTIONS and LICENSED PRODUCTS in LICENSEE’S FIELD OF USE, including without limitation, Frank Joutras’ base salary, amounts paid for prototype components and materials and fees paid to sub-contractors for time, materials, components and software costs incurred by such sub-contractors in the development of prototypes.

ARTICLE III
GRANTS OF LICENSES

Section 1.  GRANT OF LICENSE

LICENSORS hereby grant to LICENSEE and LICENSEE accepts from LICENSOR upon the terms and conditions herein specified an assignable, exclusive and transferable right to design, develop, make or have made, use, market, sell or offer for sale, modify, lease, import and license others to design, develop, make or have made, use, market, sell or offer for sale, modify, lease and import LICENSED PRODUCTS and to further develop and to commercialize the FORCE TECHNIQUE in LICENSEE’S FIELD OF USE through the exclusive control, use and application of LICENSORS’ U.S. PATENTS, FOREIGN PATENTS, PATENT RIGHTS, PROPRIETARY RIGHTS and KNOW-HOW.  Any and all LICENSED PRODUCTS, KNOW-HOW or patents developed by LICENSEE during the term of this Agreement shall be the exclusive property of LICENSEE and will inure to the benefit of LICENSEE so long as said patents are not within INVERSE’S FIELD OF USE and all other requirements of this Agreement remain in force and are treated in the same manner for purposes of this Agreement as though the patents had been obtained by LICENSORS.  LICENSOR retains the right to make modifications in Protonics® Neuromuscular Device and Protonics™ Therapy Program within INVERSE’S FIELD OF USE provided the modifications do not introduce electronic sensing or electronic control of motion or resistance to motion or introduce control of multiple joints or introduce movement in three dimensions or introduce control of joints other than the knee joint.

Section 2. INVERSE’S FIELD OF USE

Notwithstanding the terms of Article III, Section 1 above, INVERSE shall retain sole and exclusive ownership of any and all PATENT RIGHTS, PROPRIETARY RIGHTS, KNOW-HOW and LICENSED PRODUCTS in INVERSE’S FIELD OF USE and shall have the exclusive right to make or have made, use, market, sell or offer for sale, lease, import and license others to make or have made, use, market, sell or offer for sale, lease and import LICENSED PRODUCTS in INVERSE’S FIELD OF USE.

Section 3. Scope of Rights

The rights granted to LICENSEE in this agreement shall extend to any and all LICENSED PRODUCTS, LICENSABLE INVENTIONS and KNOW-HOW developed by LICENSORS or LICENSEE within LICENSEE’S FIELD OF USE during the term of this Agreement, together with any and all KNOW-HOW, PATENT RIGHTS and patents related to or in respect of such LICENSED PRODUCTS, LICENSABLE INVENTIONS, KNOW-HOW, FORCE TECHNIQUE, generally, or the collection, creation, formation, design, development, manufacture, use, marketing, sale, modification, importation or licensing of any of any such LICENSED PRODUCTS, LICENSABLE INVENTIONS, PATENT RIGHTS, patents or KNOW-HOW developed by LICENSORS or LICENSEE within LICENSEE’S FIELD OF USE on or after the date hereof.

Section 4. Transfer of Rights

The grant of rights under Article III shall be fully transferable and assignable by LICENSEE.

ARTICLE IV
ROYALTIES, RECORDS AND REPORTS

Section 1.  License Fee

LICENSEE shall pay to INVERSE two hundred fifty thousand dollars ($250,000.00) within ten (10) days after execution of this agreement which shall be in addition to any royalty provided hereinafter.

Section 2.  Royalty

Subject to the terms of Article VI, Section 1 below, LICENSEE shall pay a royalty to INVERSE equal to fifteen percent (15%) of the NET PROCEEDS from the sale of LICENSED PRODUCTS sold by LICENSEE.  LICENSEE shall require purchasers or licensees or any sub-licensees of LICENSEE of PROPRIETARY RIGHTS from LICENSEE to agree to this royalty payment except in the case of any WINDFALL AGREEMENTS that INVERSE elects to receive payment in lieu of royalties payable to INVERSE pursuant to Article XI of this Agreement and so long as PATENT RIGHTS remain in force.  The agreement between LICENSEE and a purchaser from LICENSEE of PROPRIETARY RIGHTS shall provide for payment of the royalty to INVERSE and this provision shall inure to the benefit of INVERSE and be enforceable by INVERSE against either LICENSEE or the purchaser from LICENSEE so long as PATENT RIGHTS remain in force.  The parties hereto shall act in good faith and use their respective reasonable best efforts to complete any sale or sublicense agreement with any future purchaser or sublicensee.

Section 3.  Records

LICENSEE shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of showing the amount payable to INVERSE by way of royalty as aforesaid.  The books of account shall be kept at LICENSEE's principal place of business and the books of the supporting data therefore shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain to the inspection of an independent certified public accountant retained by INVERSE for the purpose of verifying LICENSEE's royalty statement or LICENSEE's compliance in any respect with this license.

Section 4.  Reports

LICENSEE within thirty (30) days after the first day of January, April, July and October of each year, shall deliver to INVERSE a true and accurate report giving such particulars of the business conducted by LICENSEE during the preceding three (3) months under this license as are pertinent to an accounting for royalty under this license.

These shall include at least the following:

(1)	the period of time covered by the report;
(2)	identification of the LICENSED PRODUCTS made and sold during such period;
(3)	the total amount of LICENSED PRODUCTS made and sold during such period;
(4)	the NET PROCEEDS of the LICENSED PRODUCTS sold during such period; and
(5)	the computation of royalty thereon.

Simultaneously with the delivery of each report, LICENSEE shall pay to INVERSE the royalty accrued for the period covered by such report.  If no royalties are due on the LICENSED PRODUCTS, it shall be so reported.   LICENSEE shall require purchasers of PROPRIETARY RIGHTS from LICENSEE to agree to provide the same reports as described above except in the case of WINDFALL AGREEMENTS in which INVERSE elects to receive payment in lieu of royalties payable to INVERSE pursuant to Article IV, Section 2 of this Agreement.  Copies of such reports shall be provided to INVERSE by LICENSEE.

Section 5.  Payments

Only one royalty shall be payable hereunder in respect of any LICENSED PRODUCT and such royalty shall be remitted quarterly together with the reports specified in Section 4 above.

ARTICLE V
SPONSORED RESEARCH

Section 1.  Reasonable Best Efforts

It is an obligation of the LICENSEE to undertake reasonable best efforts to development and market through LICENSEE or LICENSEE agreement with purchasers or licenses or sublicensees the FORCE TECHNIQUE in all areas of LICENSEE FIELD OF USE.  LICENSEE shall require purchasers or licensees or sublicensees of PROPRIETARY RIGHTS from LICENSEE to agree to use best efforts to develop and market the PROPRIETARY RIGHTS they purchase or license except in the case of WINDFALL AGREEMENTS in which INVERSE elects to receive payment in lieu of royalties payable to INVERSE pursuant to Article IV, Section 2 of this Agreement.

Section 2.  Work Statements

LICENSEE shall submit to INVERSE proposed development projects, if any.

Section 3.  Modification of Terms

INVERSE and LICENSEE agree that LICENSEE may make reasonable modifications to the terms of any and all development projects proposed to INVERSE by informing INVERSE of such modifications in writing with reasonable notice.

Section 4.  Reports

LICENSEE within thirty (30) days after the first day of January, April, July and October of each year, will prepare and send to INVERSE a written report on the progress of the work in commercializing LICENSABLE INVENTIONS conducted by LICENSEE or purchasers or licensees or sublicensees during the preceding three (3) months under this license.

These shall include at least the following:

(1)	the period of time covered by the report;
(2)	development projects upon which work was performed during such period;
(3)	the amount of money spent on each development project and an indication of what the money was spent on;
(4)	the total amount of money spent on development during the period;

(5)	the LICENSED PRODUCTS put on the market during the period

ARTICLE VI
RIGHT OF FIRST REFUSAL

Section 1.  LICENSEE’s Request For License

LICENSEE may at any time during the term of this agreement develop LICENSED PRODUCTS in LICENSEE’S FIELD OF USE, whether through LICENSEE’s own efforts or through a sub-licensor, provided LICENSEE pays to INVERSE a royalty for sales of said LICENSED PRODUCTS as provided in Article IV, Section 2.

ARTICLE VII
TERM OF AGREEMENT

This agreement shall remain in full force and effect for the life of the last to expire LICENSABLE INVENTIONS unless terminated under Article VIII.

ARTICLE VIII
TERMINATION

This agreement may be terminated as follows:

(a)
If either party is in material breach of any of its obligations under this agreement, the other party may give notice of such breach to the defaulting party and request that the latter remedy the same.  If the party in breach fails to remedy said breach within 60 days after the date of notice, then this agreement may be terminated immediately by written notice from the complaining party.

(b)
INVERSE may terminate this agreement by written notice to take effect immediately upon receipt thereof by LICENSEE if LICENSEE is liquidated or shall become bankrupt, or if LICENSEE shall make an assignment for the benefit of creditors, or upon the appointment of a receiver of LICENSEE’s business or on the filing of a Petition in Bankruptcy, or upon a change in the controlling ownership of LICENSEE.

(c)
This agreement may be terminated by LICENSEE at any time after one year from the date of initial appointment of LICENSEE, upon 90 days' written notice.  In the event of termination under this Article VIII, no paid Licensing Fees, Royalties or Royalties owed to INVERSE are refundable.

(d)
All accounts between the parties shall be settled within 30 days of the end of the quarter during which the agreement is terminated and shall be settled by way of quarterly report as set forth in Article IV, Section 4 above.

ARTICLE IX
OWNERSHIP OF TRADE SECRETS, KNOW-HOW AND INVENTIONS

Any and all LICENSED PRODUCTS and LICENSABLE INVENTIONS, together with any and all KNOW-HOW, PATENT RIGHTS and patents related to such LICENSED PRODUCTS, LICENSABLE INVENTIONS and FORCE TECHNIQUE, generally, and the collection, creation, formation, design, development, manufacture, use, marketing, sale, modification, importation or licensing of any of any such LICENSED PRODUCTS, LICENSABLE INVENTIONS, PATENT RIGHTS, patents or KNOW-HOW, developed by LICENSEE during the term of this Agreement shall be the exclusive property of LICENSEE and will inure to the benefit of LICENSEE.
Similarly, any and all LICENSED PRODUCTS and LICENSABLE INVENTIONS, together with any and all KNOW-HOW, PATENT RIGHTS and patents related to such LICENSED PRODUCTS, LICENSABLE INVENTIONS and FORCE TECHNIQUE, generally, or the collection, creation, formation, design, development, manufacture, use, marketing, sale, modification, importation or licensing of any of any such LICENSED PRODUCTS, LICENSABLE INVENTIONS, PATENT RIGHTS, patents or KNOW-HOW, developed by LICENSORS during the term of this Agreement shall be the exclusive property of LICENSORS and will inure to the benefit of LICENSORS; provided, however, that the rights granted to LICENSEE pursuant to this agreement shall extend to all of the foregoing in accordance with Article III, Section 3 above.
Notwithstanding the foregoing, if LICENSORS is unable, or unwilling to, file for additional U.S. or foreign patents based on KNOW-HOW and inventions developed during the term hereof, after a request in writing is presented to LICENSORS from LICENSEE that demonstrates the need and rationale for filing and pursuing additional U.S. and/or foreign patents, then LICENSEE shall have the right to use such KNOW-HOW and inventions to file additional U.S. and/or foreign patents to be assigned to LICENSEE, so long as rights to use said patents pending or granted are not within INVERSE’S FIELD OF USE and all other requirements of this Agreement remain in force, and shall be treated in the same manner for purposes of this Agreement as though the patents had been obtained by LICENSORS.

ARTICLE X
TERRITORY

The territory shall be worldwide.

ARTICLE XI
WINDFALL AGREEMENT

If prior to developing a LICENSED PRODUCT, but in no event after the first year of this Agreement, LICENSEE enters into one or more WINDFALL AGREEMENTS, LICENSEE shall at the discretion of INVERSE either remit to INVERSE, in lieu of royalties pursuant to Article IV, Section 2 of this Agreement, fifty percent (50%) of any amounts received by LICENSEE pursuant to each such WINDFALL AGREEMENT after a one-time only recoupment by LICENSEE of DEVELOPMENT COSTS, or continue to receive royalties payable to INVERSE pursuant to Article IV, Section 2 of this Agreement from one or more entities other than INVERSE or LICENSEE who gained rights to one or more LICENSABLE INVENTIONS based on such WINDFALL AGREEMENT. The election by INVERSE to receive payment under any WINDFALL AGREEMENT or to continue receiving royalty payments as set forth herein shall be made in good faith and within a reasonable time afterreceipt by INVERSE of written notice from the LICENSEE of the proposed terms and conditions of any such pending sale or licensing transaction.  If the proposed terms and conditions of any such pending sale or licensing transaction, for which INVERSE has made an election, are changed, then INVERSE has the right at its sole discretion to change its election.

ARTICLE XII
SECRECY

Section 1.  All parties hereto recognize that the KNOW-HOW conveyed under this agreement is of a highly secret and confidential nature.  Accordingly, the parties hereto will not make any unauthorized disclosure of any such KNOW-HOW to third parties and will use its best efforts to prevent its employees from making any unauthorized disclosures.

Section 2. All parties hereto shall use at least the same standards for protecting the confidentiality of the KNOW-HOW conveyed under this agreement as it uses to protect its own trade secrets.

Section 3. All parties hereto hereby agree that all employees who are informed of the KNOW-HOW conveyed by this agreement or who are permitted in any to learn of such KNOW-HOW:  (a) will be identified to the other party; (b) will sign a copy of the appropriate agreement attached hereto as either Attachment A or Attachment B; and (c) will forward one such copy to the other party.

Section 4.  Upon termination of this agreement, each of the parties hereto shall return to the other any and all written documentation of KNOW-HOW belonging to the others and shall keep such KNOW-HOW confidential as trade secrets until such KNOW-HOW is in the public domain by written publications from the other or a third party; provided, however that each party shall retain sole ownership of the KNOW-HOW, LICENSED PRODUCTS, LICENSABLE INVENTIONS and patents, if any, developed by it during the term hereof.  Notwithstanding the foregoing, each party hereto shall retain sole possession of any and all written documentation of KNOW-HOW developed by such party.

ARTICLE XIII
MISCELLANEOUS

Section 1. Nothing contained in this agreement shall be construed as:

(a)	requiring the filing of any additional patent applications nor the maintaining of any patent in force;

(b)	a warranty or representation by LICENSORS as to the validity or scope of any patent except that LICENSORS warrant that they are acting in good faith without fraud;

(c)	a warranty or representation that any manufacture, sale, lease or use hereunder will be free from infringement of patents owned by others;

(d)	an agreement to bring or prosecute actions or suits against third parties for infringement; or

(e)	conferring any right to use in advertising, publicity or otherwise, any name, trade name or trademark, any contraction, abbreviation or simulation thereof except as expressly stated herein.

Section 2. The construction and performance of this agreement shall be governed by the substantive laws of the Commonwealth of Pennsylvania.  The parties hereto agree to submit any controversy arising hereunder to the jurisdiction of the United States District Court for the Western District of Pennsylvania, Pittsburgh Division or to the Court of Common Pleas of Allegheny County, Pennsylvania.

Section 3. Any notice, request or statement hereunder shall be deemed to be sufficiently given when sent by registered mail addressed to LICENSEE or LICENSORS at the addresses hereinbelow specified or at such changed address as the addressee shall specify by written notice.

Section 4. Termination of this agreement under Article VII or Article VIII shall not affect the obligations of LICENSEE to pay INVERSE any royalty or other payments which may be due and unpaid at the date of termination, nor shall the same prejudice any other right of INVERSE under this agreement.  LICENSEE agrees not to manufacture or sell following the termination of this agreement any of LICENSED PRODUCTS developed by INVERSE prior to or during the term hereof, and if termination is for non-payment of Licensing Fees or Royalties by LICENSEE under Article VIII (a) or based on Article VIII (b) or Article VIII (c), then any and all LICENSED PRODUCTS, KNOW-HOW or patents derived from FORCE TECHNIQUE developed prior or during the term of this Agreement shall become the exclusive property of LICENSOR and will inure to the benefit of LICENSOR, except for LICENSABLE INVENTIONS that have already been developed and are being marketed within LICENSEE'S FIELD OF USE so long as all other requirements of this Agreement, including payment of Fees and Royalties, remain in force.

Section 5. LICENSEE shall mark LICENSED PRODUCTS sold under this agreement with the legend, "Licensed under U.S. and Foreign Patents _______” (numbers shall be supplied by INVERSE upon request).

Section 6. The license hereunder shall be fully transferable and may be sublicensed without approval of INVERSE.

Section 7. Neither LICENSEE nor LICENSORS shall control the activities and operations of the other, each being an independent contractor and free agent, nor shall either have the right or authority to commit the other to any matter, cause or thing whatsoever, without prior written consent of the other, or to use the other's name in any way not specifically authorized by this agreement.  Moreover LICENSEE indemnifies LICENSORS against damages arising from LICENSEE's manufacture or sale of LICENSED PRODUCTS in suits for product liability brought by third parties.

Section 8.  Mutual Indemnification:  Each party to the contract agrees to indemnify and hold harmless the other for their respective actions and omissions under this Agreement.

Section 9.  LICENSORS’ Representations and Warranties.  LICENSORS hereby represent and warrant that they alone and not their respective shareholders, directors, officers and employees, individually and collectively, possess all rights, title and interest in and to all of the intellectual property rights hereby being licensed to LICENSEE pursuant to this Agreement, including without limitation the Protonics® Neuromuscular Device and Protonics™ Therapy Program, the FOREIGN PATENTS and the U.S. PATENTS, free and clear from all liabilities, liens, restrictions and encumbrances of whatever nature and to the best of their individual and collective knowledge there exist no other claims or property rights to FORCE TECHNIQUE or any of the intellectual property rights conveyed to LICENSEE hereby.

ARTICLE XIV
NOTICES AND ADDRESSES

All notices, reports, and other communications required by this agreement (other than orders for the LICENSED PRODUCTS) shall be sent by first class mail, postage prepaid and return receipt requested, or telex, facsimile, or by courier, facsimile, or cable, addressed as follows:

TO LICENSEE:	TO INVERSE:

Force Tek Enterprises, LLC	Inverse Technology Corporation
Attn: Shannon Vissman	5540 South Street, Suite 208
1005 Breezewood Drive	Lincoln, NE 68506
Cecil, PA 15317	Fax: 402-438-2404
Fax:

TO KINETECS:

C/O Inverse Technology Corporation
5540 South Street, Suite 208
Lincoln, NE 68506
Fax: 402-202-6145

Such addresses may be changed at any time by written first-class mail notice to the other party.  All notices shall be dated and be effective from the date of postmark, or transmission in the case of courier or facsimile messages.  Cables shall be presumed to have been received two days after dispatch.

ARTICLE XV
ATTACHMENTS

The following attachments are made a part of this agreement:

(1)	Schedule 1 – Protonics® Neuromuscular Device and Protonics™ Therapy Program
(2)	Attachment A – Confidential Disclosure Agreement – Inverse Technology Corp.
(3)	Attachment B – Confidential Disclosure Agreement – Force Tek Enterprises, LLC
(4)	Attachment C – Confidential Disclosure Agreement – Kinetecs, Inc.

INVERSE TECHNOLOGY CORPORATION	FORCE TEK ENTERPRISES, L.L.C.

Daniel N. Griepentrog	Shannon Vissman
Chief Executive Officer
Title:

Date:	Date:

KINETECS, INC.

By:

Title:

Date:

SCHEDULE 1

PROTONICS® NEUROMUSCULAR DEVICE and
PROTONICS™ THERAPY PROGRAM

ATTACHMENT A
INVERSE TECHNOLOGY CORPORATION
CONFIDENTIAL DISCLOSURE AGREEMENT

I, __________________________________, residing at  __________________________, city of ________________, State of  __________________, have been informed that my employer, Force Tek Enterprises, LLC, is a recipient of certain know-how, formulations and trade secrets relating to equipment incorporating resistance devices for insertion into fixtures applied to body joints for treatment and rehabilitation of orthopedic injuries and disorders and training and recreational activities using interactive video presentations  and  processes for making the same (hereinafter referred to  as Trade Secrets) owned by Inverse Technology Corporation and Kinetecs, Inc.

I agree, in return for my continued employment in accordance with an agreement between my employer and Inverse Technology Corporation and Kinetecs, Inc., that:

1.	Trade Secrets, some of which may be the subject matter of certain patent applications or some portion of them, have been identified to me;

2.	I will not make any unauthorized disclosure of such Trade Secrets to third parties until such Information is published by Inverse Technology Corporation or Kinetecs, Inc., or by a third party; and

3.	This agreement inures to the benefit of Inverse Technology Corporation and Kinetecs, Inc., and Inverse Technology Corporation and Kinetecs, Inc., may enforce it as a party to it.

Date:	By:

Title:

Employer: Force Tek Enterprises, LLC

ATTACHMENT B
FORCE TEK ENTERPRISES, LLC
CONFIDENTIAL DISCLOSURE AGREEMENT

I, __________________________________, residing at  __________________________, city of ________________, State of  __________________, have been informed that my employer,  Inverse Technology Corporation, is a recipient of certain know-how, formulations and trade secrets relating to equipment incorporating resistance devices for insertion into fixtures applied to body joints for treatment and rehabilitation of orthopedic injuries and disorders and training and recreational activities using interactive video presentations  and  processes for making the same (hereinafter referred to  as Trade Secrets) owned by Inverse Technology Corporation and Kinetecs, Inc..

I agree, in return for my continued employment in accordance with an agreement between my employer and Force Tek Enterprises, LLC and Kinetecs, Inc., that:

1.	Trade Secrets, some of which may be the subject matter of certain patent applications or some portion of them, have been identified to me;

2.	I will not make any unauthorized disclosure of such Trade Secrets to third parties until such Information is published by Inverse Technology Corporation, by Kinetecs, Inc., or by a third party; and

3.	This agreement inures to the benefit of Force Tek Enterprises, LLC and Kinetecs, Inc., and Force Tek Enterprises, LLC and Kinetecs, Inc., may enforce it as a party to it.

Date:	By:

Title:

Employer:
Inverse Technology Corporation

ATTACHMENT C
KINETECS, INC.
CONFIDENTIAL DISCLOSURE AGREEMENT

I, __________________________________, residing at  __________________________, city of ________________, State of  __________________, have been informed that my employer,  Kinetecs, Inc., is a recipient of certain know-how, formulations and trade secrets relating to equipment incorporating resistance devices for insertion into fixtures applied to body joints for treatment and rehabilitation of orthopedic injuries and disorders and training and recreational activities using interactive video presentations  and  processes for making the same (hereinafter referred to  as Trade Secrets) owned by Inverse Technology Corporation and Kinetecs, Inc.

I agree, in return for my continued employment in accordance with an agreement between my employer and Inverse Technology Corporation and Force Tek Enterprises, LLC, that:

1.	Trade Secrets, some of which may be the subject matter of certain patent applications or some portion of them, have been identified to me;

2.
I will not make any unauthorized disclosure of such Trade Secrets to third parties until such Information is published by Inverse Technology Corporation or Force Tek Enterprises, LLC, or by a third party; and

3.
This agreement inures to the benefit of Inverse Technology Corporation and Force Tek Enterprises, LLC, and Inverse Technology Corporation and Force Tek Enterprises, LLC, may enforce it as a party to it.

Date:	By:

Title:

Employer: Kinetecs, Inc.